Exhibit (11)(b)

CONSENT OF COUNSEL

We consent to the reference to our Firm in the Pre-Effective Amendment to the Registration Statement on Form N-14 of Daily Income Fund as filed with the Securities and Exchange Commission on or about August 29, 2012.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

August 29, 2012